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                                                                    EXHIBIT 99.2

                                  SCHEDULE III

            ODYSSEY AMERICA REINSURANCE CORPORATION AND SUBSIDIARIES

                       SUPPLEMENTAL INSURANCE INFORMATION

                                 (IN THOUSANDS)

                                            NET BENEFITS,
                               DEFERRED        LOSSES,                                           CLAIMS
                                POLICY       CLAIMS AND                              NET       AND CLAIM
                              ACQUISITION       LOSS        UNEARNED    EARNED    INVESTMENT   ADJUSTMENT
SEGMENT                          COSTS        EXPENSES      PREMIUMS   PREMIUMS   INCOME(1)     EXPENSE
-------                       -----------   -------------   --------   --------   ----------   ----------
Year ended December 31, 1998
America's...................    $17,398      $  818,468     $ 78,457   $216,566      $ --       $166,052
Euro/Asia...................         --              --           --         --        --             --
Newline.....................         --              --           --         --        --             --
                                -------      ----------     --------   --------      ----       --------
  Total.....................    $17,398      $  818,468     $ 78,457   $216,566      $ --        166,052
                                -------      ----------     --------   --------      ----       --------
Year ended December 31, 1999
America's...................    $50,745      $1,794,478     $207,589   $470,676      $ --       $359,811
Euro/Asia...................         --              --           --         --        --             --
Newline.....................      5,936          37,049       17,564     37,732        --         24,072
                                -------      ----------     --------   --------      ----       --------
  Total.....................    $56,681      $1,831,527     $225,153   $508,408      $ --        383,883
                                -------      ----------     --------   --------      ----       --------
Year ended December 31, 2000
America's...................    $49,409      $1,586,139     $216,036   $606,740      $ --       $440,626
Euro/Asia...................         --             988           52        387        --            277
Newline.....................     10,539          79,640       34,943     74,704        --         62,561
                                -------      ----------     --------   --------      ----       --------
  Total.....................    $59,948      $1,666,767     $251,031   $681,831      $ --        503,464
                                -------      ----------     --------   --------      ----       --------

                                                         AMORTIZATION OF        OTHER
                                                         DEFERRED POLICY     UNDERWRITING    PREMIUMS
SEGMENT                                                 ACQUISITION COSTS      EXPENSES      WRITTEN
-------                                                 -----------------    ------------    --------
Year ended December 31, 1998
America's.............................................      $ 53,696           $19,643       $212,758
Euro/Asia.............................................            --                --             --
Newline...............................................            --                --             --
                                                            --------           -------       --------
  Total...............................................      $ 53,696           $19,643       $212,758
                                                            --------           -------       --------
Year ended December 31, 1999
America's.............................................      $121,393           $42,317       $469,552
Euro/Asia.............................................            --                --
Newline...............................................        15,338             3,455         33,070
                                                            --------           -------       --------
  Total...............................................      $136,731           $45,772       $502,622
                                                            --------           -------       --------
Year ended December 31, 2000
America's.............................................      $175,267           $43,871       $608,812
Euro/Asia.............................................            65             2,286            439
Newline...............................................        23,238             7,097         92,083
                                                            --------           -------       --------
  Total...............................................      $198,570           $53,254       $701,334
                                                            --------           -------       --------

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(1)  The Company does not allocate net investment income by reportable segment, as it is not included in the assessment of the segment results as reviewed by the Company's Management.